26 January 2000


The Directors of FHP Holdings Ltd
First Floor
Euro Canadian Centre
Marlborough Street
Nassau
Bahamas



Dear Sirs

We refer to the agreement between us dated 7 August 1998 and to our subsequent discussions concerning fees payable.

We now write to confirm the agreement reached between us concerning fees. Clause 5(1) of the Management Services Agreement dated 7 August 1998 is amended with effect from 1 October 1998 as follows:-

"The Company shall pay a fee to the consultant which shall be equivalent to the sum of:

(a) the basic annual salary and any bonus paid to the Managing Director of Huntingdon Life Sciences Group plc; and

(b) the benefits provided to the Managing Director of Huntingdon Life Sciences Group plc excluding his disturbance allowed PROVIDED THAT the amount payable pursuant to this sub-clause (b) shall be no greater than (pound)100,000 per annum

         (plus VAT if appropriate) ("Fee"). The Fee shall be paid to the Consultant upon production of a valid invoice in accordance with clause 5(2) below".

All other terms of the Management Services Agreement will remain unchanged.

Please confirm your agreement to the above amendment to the Management Services Agreement by signing and returning to me the attached duplicate of this letter.

Yours faithfully


Brian Cass
Managing Director



I hereby confirm the agreement on behalf of FHP Holdings Ltd to the above change to the Management Services Agreement dated 7 August 1998.



Signed:..............................................

For and on behalf of FHP Holdings Ltd




Date:  ...............................................